UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 03, 2023

CIPHER MINING INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39625	85-1614529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue Floor 54 Suite C
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (332) 262-2300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2023, Cipher Mining Inc. (the “Company”) announced its results for the second quarter ended June 30, 2023. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2023, the Board of Directors of the Company (the “Board”) increased the size of the Board from seven to eight directors and elected Robert Flatley as a director of the Company, effective immediately. Mr. Flatley will serve on the Audit Committee and the Compensation Committee.

Mr. Flatley's compensation will be consistent with that provided to all non-employee directors in accordance with the Company’s amended and restated non-employee director compensation practices described in “Executive and Director Compensation” of the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 23, 2023.

The Company’s Nominating and Corporate Governance Committee had recommended and nominated Mr. Flatley as a director candidate. There is no arrangement or understanding pursuant to which Mr. Flatley was appointed to the Board. There are no family relationships between Mr. Flatley and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K, and Mr. Flatley has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 8, 2023, the Company issued a press release announcing the appointment of Mr. Flatley to the Board. A copy of the press release is furnished in Exhibit 99.1 hereto and is incorporated by reference herein.

On August 8, 2023, the Company posted a presentation to its website at https://investors.ciphermining.com (the “Presentation”). A copy of the Presentation is furnished as Exhibit 99.2 to this Report. The Company expects to use the Presentation, in whole or in part, and possibly with modifications, in connection with the earnings call with investors, analysts and others.

The information contained in the Presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Presentation speaks only as of the date of this Report. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Presentation, although it may do so from time to time. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. In addition, the exhibit furnished herewith contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibit. By furnishing the information contained in the Presentation, the Company makes no admission as to the materiality of any information in the Presentation that is required to be disclosed solely by reason of Regulation FD.

The information in Items 2.02 and 7.01 of this Report (including Exhibits 99.1 and 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits related to Item 2.02 and Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Description
99.1	Press Release of the Company, dated August 8, 2023
99.2	Presentation of the Company, dated August 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipher Mining Inc.

Date:	August 8, 2023	By:	/s/ Tyler Page
Tyler Page Chief Executive Officer